UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2007

Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of	(Commission file	(I.R.S. Employer
incorporation or organization)	number)	Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

White Mountains Insurance Group, Ltd. (“White Mountains” or the “Company”) hereby amends its Current Report on Form 8-K filed January 23, 2007 (the “original Form 8-K”) pursuant to instruction 2 to Item 5.02 and Item 9.01 of Form 8-K to provide information that was not determined or available at the time of the report. The original Form 8-K was filed to report Raymond Barrette’s election as Chairman and CEO of White Mountains and Steven E. Fass’ retirement from active management.

ITEM 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Mr. Fass retired from the Company on March 2, 2007.  In connection with his retirement, Mr. Fass will receive a payment from the Company of $5.2 million, which is in addition to his vested pension and other deferred compensation benefits.  The payment to Mr. Fass reflects his (i) agreement with the Company that his outstanding White Mountains performance share grants, outstanding White Mountains Re Group Ltd. performance unit grants and unvested options to purchase White Mountains common shares are canceled and (ii) execution of a standard release including one year non-compete and non-solicitation provisions.  Under the terms of the Company’s Long-Term Incentive Plan, Mr. Fass’ vested options to purchase 6,300 White Mountains common shares remain outstanding and may be exercised in whole or in part at any time on or prior to February 27, 2010.

ITEM 9.01             Exhibits.

	(d)	Filed herewith are the agreements governing the previously disclosed arrangements with Mr. Barette.

EXHIBIT INDEX

99.1		Nonqualified Stock Option Agreement made as of the 6th day of March 2007, by and between White Mountains Insurance Group, Ltd., a Bermuda corporation, and Raymond Barrette.

99.2		Restricted Share Award Agreement made as of the 6th day of March 2007, by and between White Mountains Insurance Group, Ltd., a Bermuda corporation, Raymond Barrette.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DATED: March 7, 2007	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Chief Accounting Officer